                                                                    EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the registration statements listed below of our report dated April 16, 2005 relating to the financial statements, which appear in the 2004 Annual Report to the Stockholders of Back Yard Burgers, Inc., which is incorporated by reference in Back Yard Burgers, Inc.'s Annual Report on Form 10-K for the year ended January 1, 2005.

              Description                     Form/Registration Statement Number
              -----------                     ----------------------------------
Back Yard Burgers, Inc.
Incentive Stock Option Plan Of 1993               Form S-8, No. 333-102737

Back Yard Burgers, Inc.
1995 Incentive Award Plan and 1995 Employee
Stock Purchase Plan                               Form S-8, No. 33-95180

Back Yard Burgers, Inc.
2002 Equity Incentive Plan                        Form S-8, No. 333-102736

/s/ PricewaterhouseCoopers LLP
------------------------------

Memphis, Tennessee
April 16, 2005